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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 17, 2003
                Date of Report (Date of earliest event reported)

                             FREEREALTIME.COM, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                     000-27493                 33-0881720
(State or other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)

      8001 IRVINE CENTER DRIVE,                                   92618
              4TH FLOOR
         IRVINE, CALIFORNIA                                     (Zip Code)

   (Address of principal executive
              offices)

                                 (949) 754-3085
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.       OTHER EVENTS

         As previously reported in a Form 8-K, on April 24, 2001, FreeRealTime.com, Inc. and its wholly-owned subsidiary FreeRealTime.com-Canada (collectively, the "Debtors") filed voluntary bankruptcy petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California ("Bankruptcy Court"), which cases were jointly administered under case numbers SA01-13495JR and SA01-13497JR. Since the April 24, 2001 petition date, the Debtors have operated their business as debtors in possession under the jurisdiction of the Bankruptcy Court. On November 22, 2002, the Debtors filed their Third Amended Joint Chapter 11 Plan (the "Plan") and Third Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code with respect to the Plan (the "Disclosure Statement").

         The Bankruptcy Court entered an order on January 17, 2003 confirming the Plan (the "Confirmation Order"). The Debtors emerged from proceedings under Chapter 11 of the Bankruptcy Code accordingly, and the Plan became effective on February 17, 2003 (the "Effective Date").

         Pursuant to the Plan and the Confirmation Order, as of the close of the Effective Date, all of the outstanding shares of common stock of FreeRealTime.com, Inc. were cancelled. Holders of common stock of FreeRealTime.com, Inc. are not entitled to any distribution under the Plan. As a result, after the filing of this report, the Company intends to promptly file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             FreeRealTime.com, Inc.

Date: February 26, 2003                 By: /s/ Michael Neufeld
                                            ------------------------------------
                                            Michael Neufeld
                                            President, Chief Financial Officer
                                            and Secretary

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